UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-36633	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2016, Epiq Systems, Inc. (the “Company”) entered into a Director Nomination Agreement (the “Agreement”) with St. Dennis J. Villere & Company, L.L.C. and the other Villere Principals party thereto (collectively “Villere”) and Jeffrey Galgano, Barry LeBlanc and Gregory Share (each, a “Villere Designee” and together the “Villere Designees”). The Agreement provides, among other things, that:

•	the Nominating and Corporate Governance Committee (the “Governance Committee”) of the Company’s Board of Directors (the “Board”) has reviewed and approved the qualifications of the Villere Designees proposed by Villere in the notice of nomination of directors for the Annual Meeting of the Company’s shareholders (the “Annual Meeting”) held in the year 2016 (the “2016 Annual Meeting”) delivered by Villere pursuant to the Company’s bylaws, dated December 4, 2015 (the “Nomination Notice”), and recommended their nomination to the Board, and the Board will include the Villere Designees as director nominees in the Company’s proxy statement for the 2016 Annual Meeting and the Annual Meeting held in the year 2017 (the “2017 Annual Meeting”); provided that if the 2016 Annual Meeting is not held on or before August 5, 2016, then the Board shall appoint the Villere Designees as directors to the Board on August 5, 2016;

•	the Board shall increase the size of the Board to 12 members (or 14) to accommodate the election (or appointment) of the Villere Designees in 2016 as provided above, and shall reduce the size of the Board to 12 (if it has been increased to 14) in connection with the 2016 Annual Meeting;

•	Villere irrevocably withdraws the Nomination Notice;

•	on or before December 31, 2016, three (3) members of the Board (other than any of the Villere Designees) shall resign from the Board, effective as of December 31, 2016, at which time the size of the Board shall be reduced from twelve (12) to nine (9) members;

•	concurrently with the execution of the Agreement, the Board amended the bylaws of the Company solely to (i) remove the requirement that a nominating shareholder must have owned at least five percent (5%) of the Company’s outstanding Common Stock for at least twenty-four months prior to nominating persons for election to the Board, (ii) remove in its entirety Section 7.7 (Exclusive Forum) of the Company’s bylaws and (iii) amend the timing of the Annual Meeting;

•	the parties shall dismiss with prejudice all claims and counterclaims asserted in, and appeals of, the litigation captioned St. Denis J. Villere & Company LLC, et al. v. Epiq Systems, Inc., et al., Case No. 1516-CV26509 (the “Litigation”) and, concurrently with the execution of the Agreement, the parties entered into the Release Agreement attached to the Agreement as Exhibit C;

•	Villere will abide by certain customary standstill provisions set forth in the Agreement during the Standstill Period (as defined therein), which shall continue for so long as a Villere Designee is a member of the Board;

•	from the Effective Date through the Termination Date of the Agreement, Villere shall cause all Voting Securities (as defined therein) with respect to which it has sole voting power as of the record date for any Shareholder Meeting (as defined therein) and all Shared Voting Securities for which Villere holds a proxy or right to vote at the time of the Shareholder Meeting, in each case that are entitled to vote at any such Shareholder Meeting, to be present for quorum purposes and to be voted at all Shareholder Meetings or at any adjournments or postponements thereof:

•	for all directors nominated by the Board for election at such Shareholder Meeting;

•	in accordance with the recommendation of the Board for (u) any proposal to approve the compensation of the Company’s named executive officers (commonly referred to as the “say on pay” proposal), (x) any proposal to ratify the appointment of the Company’s independent registered accounting firm, (y) any proposal to amend or approve a new Company equity incentive plan, and (z) any proposal to postpone a meeting in order to solicit votes from shareholders; and

•	for any proposal to approve an Applicable Transaction (as defined therein).

The Villere Designees have signed irrevocable resignations which were submitted to the Board in connection with their appointments, which for each Villere Designee will become effective if Villere ceases to beneficially own at least 7.0% of the Company’s outstanding Common Stock.

The Company has agreed to reimburse Villere’s documented out-of-pocket expenses in connection with the Litigation incurred prior to the execution of the Agreement in an amount equal to $3,550,000. The Company filed an insurance claim relative to the Litigation and the settlement thereof.

A copy of the Agreement is filed as Exhibit 10.1 hereto, and the description above is qualified in its entirety by the full text of the Agreement.

On June 7, 2016, the Company and Villere issued a joint press release relating to the Agreement and the dismissal of the Litigation. This press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

To the extent required by Item 5.02 of Form 8-K, the disclosures included under Item 1.01 of this Current Report are incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 6, 2016, the Board amended and restated the Company’s existing Amended and Restated Bylaws dated April 23, 2015 (such new bylaws, the “New Bylaws”). The New Bylaws became effective immediately upon the Board’s approval. The New Bylaws were revised to (i) remove the requirement that a nominating shareholder must have owned at least five percent (5%) of the Company’s outstanding Common Stock for at least twenty-four months prior to nominating persons for election to the Board in Section 2.3 (Nomination of Directors and Presentation of Business at Shareholder Meetings), (ii) remove in its entirety Section 7.7 (Exclusive Forum) of the Company’s bylaws and (iii) amend the timing of the Annual Meeting in Section 2.1 (Annual Meeting).

The foregoing description of the New Bylaws is qualified in its entirety by reference to the full text of the New Bylaws, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished as part of this report:

Exhibit 3.1.	Amended and Restated Bylaws of the Company, effective June 6, 2016.

Exhibit 10.1.	Director Nomination Agreement, dated as of June 6, 2016, by and among the Company, Villere and the other parties thereto.

Exhibit 99.1.	Joint Press Release of the Company and Villere, dated June 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: June 7, 2016

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of the Company, effective June 6, 2016.

10.1.	Director Nomination Agreement, dated as of June 6, 2016, by and among the Company, Villere and the other parties thereto.

99.1.	Joint Press Release of the Company and Villere, dated June 7, 2016.